KKR REAL ESTATE FINANCE TRUST INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

New York, NY, February 3, 2026 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today reported its financial results for the year ended December 31, 2025.

Reported net loss attributable to common stockholders of ($32.0) million and ($69.9) million, or ($0.49) and ($1.05) per diluted share of common stock, for the three months and year ended December 31, 2025, respectively.

Reported Distributable Earnings of $14.4 million and $26.3 million, or $0.22 and $0.39 per diluted share of common stock, for the three months and year ended December 31, 2025, respectively.

Fourth Quarter 2025 Highlights

•$886.6 million liquidity position, including $84.6 million of cash, $700.0 million of undrawn capacity on our corporate revolving credit agreement and $74.3 million of loan principal repayments held by a servicer as of December 31, 2025
•Originated and funded $424.4 million and $396.9 million, respectively, relating to four floating-rate senior loans, including two European loans, with a weighted average appraised loan-to-value ratio ("LTV")(1) of 68% and coupon of 2.9% over applicable benchmark; and funded $28.8 million in loan principal for existing loans
•Received $379.9 million in loan repayments
•Current loan portfolio of $5.4 billion:
•99% floating rate with a weighted average unlevered all-in yield(2) of 7.3% as of December 31, 2025
•Multifamily and industrial assets represent 58% of the loan portfolio
•Weighted average LTV at origination of 66%
•Collected 100% of interest payments due on the loan portfolio
•Average risk rating of the loan portfolio was 3.2, weighted by outstanding principal amount
•Entered into a new $250.0 million term lending agreement, which provides match-term financing on a non-mark-to-market basis
•Entered into a new £300.0 million term credit agreement to finance European originations
•Diversified financing sources totaling $8.2 billion with $3.5 billion of undrawn capacity:
•74% of secured financing is fully non-mark-to-market and the remaining balance is mark-to-credit only
•No final facility maturities until 2027 and no corporate debt due until 2030
•Repurchased 1,120,943 shares at an average price per share of $8.24 for a total of $9.2 million
•Common book value of $844.8 million, or $13.04 per share, as of December 31, 2025, inclusive of a CECL allowance of $204.1 million, or ($3.15) per share; the CECL allowance increased for the three months ended December 31, 2025 primarily due to additional reserves for risk-rated 5 loans of $43.7 million, or ($0.67) per share

2025 Highlights

•Originated and funded $1.1 billion and $1.0 billion, respectively, relating to twelve floating-rate loans, including two European loans, with a weighted average LTV(1) of 68% and coupon of 2.8% over applicable benchmark; and funded $96.1 million in loan principal for existing loans
•Received $1.5 billion in loan repayments
•Refinanced and upsized the secured term loan from $339.5 million to $650.0 million, reduced the spread from S+3.50% to S+2.50%, and extended the maturity to March 2032
•Increased the borrowing capacity of the corporate revolving credit facility by $90.0 million to $700.0 million and extended the maturity date until 2030
•Entered into three term lending agreements totaling $650.0 million, which provide match-term financing on a non-mark-to-market basis, and a new £300.0 million term credit agreement to finance European originations
•Took title to multifamily properties in West Hollywood, CA and Raleigh, NC through deed-in-lieu of foreclosures; these loan resolutions resulted in net realized losses of $34.8 million, or ($0.52) per diluted share of common stock
•Sold certain real estate owned assets, including a parking garage in Philadelphia, PA and a retail/redevelopment parcel in Portland, OR, for a combined gain of $1.2 million

•Repurchased 4,629,824 shares at an average price per share of $9.35 for a total of $43.3 million
•The CECL allowance increased for the year ended December 31, 2025 primarily due to additional reserves for risk-rated 5 loans of $119.4 million, or ($1.79) per share

Matt Salem, Chief Executive Officer of KREF, said: “2025 was a year of repositioning for KREF as we worked through one of the most challenging real estate cycles since the Global Financial Crisis. We took decisive actions to strengthen our balance sheet, enhance liquidity, and address legacy exposures, while continuing to originate high-quality loans in resilient sectors. As we move into 2026, our focus is on accelerating the resolution of select REO and watchlist assets to unlock value, narrow the gap between our share price and book value, and position the Company for more durable earnings growth.”

Patrick Mattson, President and Chief Operating Officer of KREF, added: “We ended the quarter with a strong liquidity position and a diversified, largely non-mark-to-market financing profile. With no final facility maturities until 2027 and no corporate debt due until 2030, we have significant flexibility to manage repayments, originate new investments, and allocate capital opportunistically, including through share repurchases. Our balance sheet strength positions us well as we execute on our portfolio strategy in 2026.”

(1)    LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. Weighted average LTV excludes loans with a risk rating of 5.
(2)    All-in yield includes amortization of deferred origination fees, loan origination costs and purchase discounts.

Fourth Quarter 2025 Loan Originations

The Company committed capital and funded the following floating-rate loans ($ in thousands):

Description/Location	Property Type	Month Originated	Committed Principal Amount	Initial Principal Funded	Coupon		Maturity Date(A)	LTV
Senior Loan, Jersey City, NJ(B)	Multifamily	October 2025	$95,000	$95,000	+	2.5%	October 2028	76%
Senior Loan, Dallas, TX(C)	Office	November 2025	114,100	91,750	+	3.2	November 2028	52
Senior Loan, Various, United Kingdom(D)	Industrial	November 2025	137,082	137,082	+	2.8	November 2030	75
Senior Loan, Various, Europe(E)	Hospitality	December 2025	78,221	73,054	+	3.0	February 2031	70
Total/Weighted Average			$424,402	$396,886	+	2.9%		68%

(A)    Maturity date assumes all extension options are exercised, if applicable.
(B)    The total whole loan is $190.0 million, co-originated by the Company and KKR affiliates. The Company's interest was 50% of the loan.
(C)    The total whole loan is $228.2 million, co-originated by the Company and KKR affiliates. The Company's interest was 50% of the loan.
(D)    The total whole loan is $456.9 million, co-originated by the Company and KKR affiliates. The Company's interest was 30% of the loan.
(E)    The total whole loan is $352.3 million, co-originated by the Company and KKR affiliates. The Company's interest was 22% of the loan.

Portfolio Summary

The following table sets forth certain information regarding the Company’s portfolio as of December 31, 2025 ($ in millions):

Investment	Committed Principal / Investment Amount	Outstanding Principal / Investment Amount	Carrying Value(A)	Net Equity(B)	Max Remaining Term (Years)(C)(D)	Weighted Average LTV(D)
Senior Loans	$5,775.7	$5,361.9	$5,145.8	$1,469.8	1.8	66%
Real Estate Assets(E)	502.6	502.6	502.6	366.5	n.a.	n.a.
CMBS Investments	49.2	44.6	44.6	44.6	4.7	55
Other Investments	15.1	15.1	15.1	15.1	n.a.	n.a.
Total/Weighted Average	$6,342.6	$5,924.2	$5,693.0	$1,896.1	1.8	65%

(A)    Carrying value for senior loans represents the amortized cost, net of applicable allowance for credit losses.
(B)    Net equity reflects (i) the amortized cost basis of our loans, net of borrowings; (ii) real estate assets, net of borrowings and noncontrolling interests, and (iii) the investment amount of equity method investments, net of borrowing
(C)    Max remaining term (years) assumes all extension options are exercised, if applicable.
(D)    Weighted by outstanding principal amount for senior loans. Weighted average LTV excludes loans with a risk rating of 5.
(E)    Real estate assets include real estate owned, net of noncontrolling interests, and an equity method investment.

Non-GAAP Financial Measures

Reconciliation of Distributable Earnings (Loss) to Net Income (Loss) Attributable to Common Stockholders

The tables below reconcile Distributable Earnings (Loss) and related diluted per share amounts to net income (loss) attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, and the years ended December 31, 2025, 2024 and 2023 ($ in thousands, except share and per share data):

	Three Months Ended
	December 31, 2025	Per Diluted Share(A)	September 30, 2025	Per Diluted Share(A)	December 31, 2024	Per Diluted Share(A)
Net Income (Loss) Attributable to Common Stockholders	$(31,989)	$(0.49)	$8,079	$0.12	$14,578	$0.21
Adjustments
Non-cash equity compensation expense	1,485	0.02	2,174	0.03	1,559	0.02
Depreciation and amortization	1,167	0.02	981	0.01	739	0.01
Unrealized (gain) loss on investments	(47)	—	(65)	—	(244)	—
Unrealized (gain) loss on foreign currency translation	(1,190)	(0.02)	—	—	—	—
Unrealized (gain) loss on foreign currency forward contracts	1,305	0.02	—	—	—	—
Provision for credit losses, net	43,686	0.67	975	0.01	4,594	0.07
Distributable Earnings before realized gains and losses	$14,417	$0.22	$12,144	$0.18	$21,226	$0.31
Realized loss on loan write-offs, net	—	—	(14,394)	(0.22)	(35,902)	(0.52)
Distributable Earnings (Loss)	$14,417	$0.22	$(2,250)	$(0.03)	$(14,676)	$(0.21)
Diluted weighted average common shares outstanding	65,442,561		65,876,727		69,342,983

(A)    Per share amounts presented may not foot due to rounding.

	Year Ended
	December 31, 2025	Per Diluted Share(A)	December 31, 2024	Per Diluted Share(A)	December 31, 2023	Per Diluted Share(A)
Net Income (Loss) Attributable to Common Stockholders	$(69,885)	$(1.05)	$13,071	$0.19	$(53,919)	$(0.78)
Adjustments
Non-cash equity compensation expense	7,927	0.12	8,261	0.12	8,075	0.12
Depreciation and amortization	3,628	0.05	1,471	0.02	—	—
Unrealized (gain) loss on investments	(5)	—	(545)	(0.01)	1,859	0.03
Unrealized (gain) loss on foreign currency translation	(1,190)	(0.02)	—	—	—	—
Unrealized (gain) loss on foreign currency forward contracts	1,305	0.02	—	—	—	—
Provision for credit losses, net	119,372	1.79	80,605	1.16	175,116	2.53
(Gain) loss on sale of investments	(1,192)	(0.02)	615	0.01	—	—
Non-cash convertible notes discount amortization	—	—	—	—	133	—
Distributable Earnings before realized gains and losses	$59,960	$0.90	$103,478	$1.49	$131,264	$1.90
Realized loss on loan write-offs, net	(34,828)	(0.52)	(173,546)	(2.50)	(73,706)	(1.07)
Realized gain (loss) on sale of investments	1,192	0.02	(615)	(0.01)	—	—
Distributable Earnings (Loss)	$26,324	$0.39	$(70,683)	$(1.02)	$57,558	$0.83
Diluted weighted average common shares outstanding	66,807,432		69,396,890		69,180,039

(A)    Per share amounts presented may not foot due to rounding.

Subsequent Events

In January 2026, we entered discussions with the borrower on our life science loan in Boston, MA, which as of December 31, 2025 was risk-rated 3 with an outstanding principal balance of $229.6 million. Based on these discussions, the Company expects to downgrade the loan in the first quarter of 2026. As a result, the Company anticipates that the allowance for credit losses related to this loan will increase in the first quarter of 2026, however, the amount of such increase cannot be reasonably estimated at this time. As of the date of this annual report, the loan remains current on all contractual interest payments. The loan’s next maturity date is August 2026 and the final maturity is August 2027.

Teleconference Details:

The Company will host a conference call to discuss its financial results on Wednesday, February 4, 2026 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter 2025 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 10:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 9564760.

Webcast:

The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.

Supplemental Information

The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the year ended December 31, 2025 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires transitional senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with an over 45-year history of leadership, innovation and investment excellence and $723.2 billion of assets under management as of September 30, 2025.

Additional information can be found on the Company’s website at www.kkrreit.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic, competitive, and other conditions in the United States and in any foreign jurisdictions in which we invest; global economic trends and conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, fluctuations in interest rates and credit spreads, labor shortages, currency fluctuations and challenges in global supply chains; deterioration in the performance of the properties securing our investments; difficulty accessing financing or raising capital; and the risks, uncertainties and factors set forth under Part I-Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations:

Jack Switala

Tel: 212-763-9048

kref-ir@kkr.com

Media:

Brooke Rustad

Tel: 646-823-0893

media@kkr.com

Definitions:

“Loan-to-value ratio”: Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For the CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

“Distributable Earnings”: Distributable Earnings, a measure that is not prepared in accordance with GAAP, is a key indicator of the Company's ability to generate sufficient income to pay its quarterly dividends and in determining the amount of such dividends, which is the primary focus of yield/income investors who comprise a significant portion of the Company’s investor base. Accordingly, the Company believes providing Distributable Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of the Company’s business.

The Company defines Distributable Earnings as net income (loss) attributable to common stockholders or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between the Company’s manager and board of directors and after approval by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

Distributable Earnings should not be considered as a substitute for GAAP net income or taxable income. The Company cautions readers that its methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Distributable Earnings may not be comparable to similar measures presented by other REITs.